As filed with the Securities and Exchange Commission on November 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Turnpike Street Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

DESTINATION XL GROUP, INC.

SECOND AMENDED AND RESTATED 2016 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Robert S. Molloy

General Counsel and Secretary

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

(Name and address of agent for service)

(781) 828−9300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement (“Registration Statement”) is being filed for the purpose of registering an additional 6,150,000 shares of the Registrant’s common stock reserved for issuance under the Registrant's Second Amended and Restated 2016 Incentive Compensation Plan. These additional shares are additional securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-213311) was filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2016 and supplemental registration statements on Form S-8 (File Nos. 333-233496, 333-248439 and 333-261215), which were filed with the Commission on August 28, 2019, August 27, 2020 and November 19, 2021, respectively.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, and the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10−K for the fiscal year ended February 3, 2024, as amended;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)
The description of the Registrant's common stock set in Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2022, together with any amendments or report filed with the Commission and reports updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post−effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1 Opinion of Greenberg Traurig LLP, counsel to the Registrant.

23.1 Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

23.2 Consent of KPMG LLP.

24.1 Power of Attorney (included on signature page to this Registration Statement)

99.1 Destination XL Group, Inc. Second Amended and Restated 2016 Incentive Compensation Plan (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2024 and incorporated herein by reference).

107.1 Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on November 22, 2024.

DESTINATION XL GROUP, INC.

By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey S. Kanter and Robert S. Molloy as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ HARVEY S. KANTER Harvey S. Kanter	President and Chief Executive Officer (Principal Executive Officer) and Director	November 22, 2024
/s/ PETER H. STRATTON, JR. Peter H. Stratton, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 22, 2024
/s/ JOHN F. COONEY John F. Cooney	Senior Vice President, Finance, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	November 22, 2024
s/ LIONEL F. CONACHER Lionel F. Conacher	Chairman of the Board of Directors	November 22, 2024
/s/ CARMEN BAUZA Carmen Bauza	Director	November 22, 2024
/s/ JACK BOYLE Jack Boyle	Director	November 22, 2024
/s/ WILLEM MESDAG Willem Mesdag	Director	November 22, 2024
/s/ IVY ROSS Ivy Ross	Director	November 22, 2024
/s/ ELAINE RUBIN Elaine Rubin	Director	November 22, 2024